UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 11, 2008
Toll Brothers, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-09186	23-2416878

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

250 Gibraltar Road, Horsham, PA	19044

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (215) 938-8000
(Former Name or Former Address, if Changed Since Last Report)
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR
On June 11, 2008, the Board of Directors of Toll Brothers, Inc., a Delaware corporation (the “Corporation”), amended and restated the By-laws of the Corporation. The information presented in this Item 5.03 includes a description of the material amendments to the By-laws of the Corporation, as formerly in effect (the “Former By-Laws”). This description does not purport to be complete, and is qualified in its entirety by reference to the full text of the amended and restated By-laws of the Corporation (the “Amended By-laws”), which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.
The amendments reflected in the Amended By-laws are the result of a general review of the Former By-laws in the context of current statutory and case law. Such amendments became effective immediately upon their adoption by the Board of Directors.
Changes were made in the Amended By-laws to the advance notice provisions applicable to both (i) stockholder nominations for directors and (ii) stockholder proposals to be acted on at an annual meeting of stockholders. In both cases, the Amended By-laws clarify that the procedures set forth in the Amended By-laws are the exclusive means to bring a director nomination at, or propose business (other than business included in the Corporation’s proxy materials pursuant to SEC rules) before, an annual meeting of stockholders. The Former By-laws did not include this level of specificity. In addition, the Amended By-laws provide that a stockholder is required to provide a representation in the notice required to be delivered to the Corporation in advance of the meeting that states whether the stockholder intends to solicit votes of or proxies from the holders of the Corporation’s voting shares in support of (i) a stockholder nomination for directors, or (ii) a stockholder proposal to be acted on at an annual meeting of stockholders, and, in order for such nomination or business to be properly brought, the stockholder must act in accordance with the aforementioned representation. The Former By-laws only required advance notice to the Corporation of a stockholder’s intent to solicit votes or proxies.
In addition to the changes to the advance notice provisions, the Amended By-laws also contain clarifying changes related to special stockholders’ meetings and the ability to amend the indemnification provisions. The Amended By-laws clarify that any director nominations brought at a special stockholders’ meeting must be brought by the Board or Directors or in accordance with the notice provisions applicable to regular stockholders’ meetings. The Amended By-laws also clarify that any amendment of the indemnification provisions as to any director or officer of the Corporation are subject to such director’s or officer’s consent. The Former By-laws did not contain such specificity with regard to these matters.
The Amended By-laws also incorporate previously adopted amendments to Sections 5-1 and 5-3, which allow for the issuance and transfer of uncertificated shares. These amendments were adopted by the Board of Directors of the Corporation in December 2007 to ensure that the Corporation’s listed securities are eligible to participate in the Direct Registration System, as required by the regulations of the New York Stock Exchange. The Direct Registration System allows stockholders to have securities registered in their names without the issuance of physical certificates and to electronically transfer securities to broker-dealers in order to effect transactions without the risks and delays associated with transferring physical certificates. These amendments also provide that each registered stockholder shall be entitled to a stock certificate upon written request to the transfer agent or registrar of the Company. These amendments were incorporated into the Amended By-laws in their entirety without additional change or modification.
ITEM 9.01. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
(c). Exhibits.
     The following Exhibits are filed as part of this Current Report on Form 8-K:

Exhibit
No.	Item

3.1*	Amended and Restated By-Laws of Toll Brothers, Inc. dated June 11, 2008.

*	Filed electronically herewith.
Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLL BROTHERS, INC.
Dated: June 13, 2008	By:	Joseph R. Sicree
Joseph R. Sicree
Senior Vice President, Chief Accounting Officer